CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated November 19, 2007, relating to the financial statements of streetTRACKS® Gold Trust and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of streetTRACKS® Gold Trust for the year ended September 30, 2007, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
August 21, 2008